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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY

                                         State or Other Jurisdiction of
Name of Entity                           Incorporation or Organization
--------------                           ------------------------------
PLX Technology (Europe) Ltd.             United Kingdom
PLX Technology Japan K.K.                Japan
Sebring Systems, Inc.                    Delaware